EXHIBIT 99.1

HEICO Corporation Reports Record Sales, Operating Income and Net Income for Third Quarter Fiscal 2008; Fiscal 2008 EPS Target Reaffirmed

3rd Quarter Net Income Up 18 Percent and Operating Income Up 15 Percent On 11 Percent Increase in Net Sales

HOLLYWOOD, Fla. and MIAMI, Aug. 27, 2008 (GLOBE NEWSWIRE) -- HEICO Corporation (NYSE:HEI-A) (NYSE:HEI) today reported that net income increased 18% to a record $12,827,000, or 47 cents per diluted share, for the third quarter of fiscal 2008 from $10,914,000, or 40 cents per diluted share, for the third quarter of fiscal 2007. For the first nine months of fiscal 2008, net income increased 23% to a record $34,861,000, or $1.28 per diluted share, from $28,242,000, or $1.05 per diluted share, in the first nine months of fiscal 2007.

Operating income increased 15% to a record $27,489,000 for the third quarter of fiscal 2008 from $23,944,000 for the third quarter of fiscal 2007. For the first nine months of fiscal 2008, operating income increased 24% to a record $77,078,000 from $62,167,000 in the first nine months of fiscal 2007.

Net sales increased 11% to a record $147,305,000 for the third quarter of fiscal 2008 from $133,155,000 for the third quarter of fiscal 2007. For the first nine months of fiscal 2008, net sales increased 16% to a record $425,631,000 from $368,054,000 in the first nine months of fiscal 2007.

(NOTE: HEICO has two classes of common stock traded on the NYSE. Both classes, the Class A Common Stock (HEI.A) and the Common Stock (HEI), are virtually identical in all economic respects. The only difference between the share classes is the voting rights. The Class A Common Stock (HEI.A) receives 1/10 vote per share and the Common Stock (HEI) receives one vote per share.)

Laurans A. Mendelson, HEICO's Chairman, President & Chief Executive Officer, remarked, "We are extremely pleased to report new all-time record quarterly consolidated net sales, operating income and net income in our fiscal 2008 third quarter results. Both our Flight Support and our Electronic Technologies Groups reported record quarterly net sales for the third quarter of fiscal 2008, with increases of 9% and 15%, respectively, over the third quarter of fiscal 2007 and year-to-date increases of 14% and 21%, respectively, over the first nine months of fiscal 2007. The sales increases within the Flight Support Group and the Electronic Technologies Group reflect organic growth as well as growth through acquiring profitable, well-managed businesses. Fiscal 2008 year-to-date organic revenue growth within each business segment approximated 10% when compared to net sales for the same period of fiscal 2007.

Operating income of our Flight Support Group increased 15% to a record $20.4 million for the third quarter of fiscal 2008, up from $17.8 million for the third quarter of fiscal 2007, and increased 19% to a record $59.7 million for the first nine months of fiscal 2008, up from $50.1 million for the first nine months of fiscal 2007. Operating margins of the Flight Support Group reflected a favorable product mix as margins improved to 18.5% in the third quarter of fiscal 2008, up from 17.7% for the third quarter of fiscal 2007, and to 18.6% for the first nine months of fiscal 2008, up from 17.8% for the first nine months of fiscal 2007.

Operating income of our Electronic Technologies Group increased 5% to a record $10.8 million for the third quarter of fiscal 2008, up from $10.2 million for the third quarter of fiscal 2007, and increased 19% to a record $27.7 million for the first nine months of fiscal 2008, up from $23.4 million for the first nine months of fiscal 2007. As expected, operating margins of the Electronic Technologies Group were 28.6% for the third quarter of fiscal 2008 and 26.2% in the first nine months of fiscal 2008 versus 31.3% in the third quarter of fiscal 2007 and 26.8% in the first nine months of fiscal 2007, reflecting a less favorable product mix.

Our consolidated operating margin improved to 18.7% for the third quarter of fiscal 2008, up from 18.0% for the third quarter of fiscal 2007, and improved to 18.1% for the first nine months of fiscal 2008, up from 16.9% for the first nine months of fiscal 2007, principally reflecting increased gross profit margins. We expect consolidated operating margins for the full fiscal 2008 year to approximate those experienced in the first nine months of fiscal 2008.

Cash flow from operating activities for the first nine months of fiscal 2008 totaled $56.6 million, including $21.4 million generated in the third quarter of fiscal 2008, up from $37.3 million for the first nine months of fiscal 2007. We are increasing our target for fiscal 2008 cash flow from operating activities to approximately $73 to $75 million, an increase from our previous estimate of $70 million. Our capital expenditures for fiscal 2008 should approximate $14 to $16 million.

Based on current market conditions, we continue to target fiscal 2008 net sales and operating income growth over fiscal 2007 to approximate 13% and 21%, respectively, and diluted net income per share within a range of $1.75 to $1.78. These targets reflect the expected impact of capacity reductions announced by certain of our airline customers, but exclude the impact of additional acquisitions, if any.

As we look to the balance of fiscal 2008 and beyond, we believe our commitment to develop new products and services, our strong financial position and our ability to identify select acquisition opportunities provide the foundation for continued growth in sales and earnings. We continue to significantly increase development of FAA-approved PMA parts and continue to witness excellent market penetration by our comprehensive line of FAA-approved parts. HEICO is the largest independent supplier of both FAA-approved engine and non-engine PMA parts.

Although it appears possible that 2009 global air traffic growth may soften, our focus on expanding the number of products and services offered to our customers will provide opportunity to grow sales and earnings in fiscal 2009. The Company expects to provide our fiscal 2009 guidance at the time of our fourth quarter earnings release."

As previously announced, HEICO will hold a conference call on Thursday, August 28, 2008 at 9:00 a.m. Eastern Daylight Time to discuss its third quarter results. Individuals wishing to participate in the conference call should dial: U.S. (888) 299-4099, Canada (866) 682-1172 or International (302) 709-8337, wait for the conference operator and provide the operator with the "Verbal" Passcode/Conference ID VM55775 (or "8655775"). A digital replay will be available two hours after the completion of the conference for 14 days. To access, dial: U.S. (800) 355-2355 or Canada/International (402) 220-2946 and enter the Playback Passcode/Conference ID 55775#.

There are currently approximately 15.8 million shares of HEICO's Class A Common Stock (HEI.A) outstanding and 10.6 million shares of HEICO's Common Stock (HEI) outstanding. The stock symbols for HEICO's two classes of common stock on most web sites are HEI.A and HEI. However, some web sites change HEICO's Class A Common Stock stock symbol (HEI.A) to HEI/A or HEIa.

HEICO Corporation is engaged primarily in certain niche segments of the aviation, defense, space and electronics industries through its Hollywood, FL-based HEICO Aerospace Holdings Corp. subsidiary and its Miami, FL-based HEICO Electronic Technologies Corp. subsidiary. HEICO's customers include a majority of the world's airlines and airmotives as well as numerous defense and space contractors and military agencies worldwide in addition to medical, telecommunication and electronic equipment manufacturers. For more information about HEICO, please visit our web site at http://www.heico.com.

Certain statements in this press release constitute forward-looking statements, which are subject to risks, uncertainties and contingencies. HEICO's actual results may differ materially from those expressed in or implied by those forward-looking statements as a result of factors including, but not limited to: lower demand for commercial air travel or airline fleet changes, which could cause lower demand for our goods and services; product specification costs and requirements, which could cause an increase to our costs to complete contracts; governmental and regulatory demands, export policies and restrictions, reductions in defense, space or homeland security spending by U.S. and/or foreign customers, or competition from existing and new competitors, which could reduce our sales; HEICO's ability to introduce new products and product pricing levels, which could reduce our sales or sales growth; HEICO's ability to make acquisitions and achieve operating synergies from acquired businesses, customer credit risk, interest rates and economic conditions within and outside of the aviation, defense, space and electronics industries, which could negatively impact our costs and revenues; and HEICO's ability to maintain effective internal controls, which could adversely affect our business and the market price of our common stock. Parties receiving this material are encouraged to review all of HEICO's filings with the Securities and Exchange Commission, including, but not limited to filings on Form 10-K, Form 10-Q and Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

 HEICO CORPORATION
 Condensed Consolidated Statements of Operations (Unaudited)

                                            Three Months Ended July 31,
                                            --------------------------
                                                2008          2007
                                            ------------  ------------
 Net sales                                  $147,305,000  $133,155,000
 Cost of sales                                93,454,000    85,450,000
 Selling, general and
  administrative expenses                     26,362,000    23,761,000
                                            ------------  ------------
 Operating income                             27,489,000    23,944,000
 Interest expense                               (444,000)     (729,000)
 Interest and other expense                     (144,000)      (80,000)
                                            ------------  ------------
 Income before income taxes and
  minority interests                          26,901,000    23,135,000
 Income tax expense                            9,500,000     7,830,000
                                            ------------  ------------
 Income before minority interests             17,401,000    15,305,000
 Minority interests' share of income           4,574,000     4,391,000
                                            ------------  ------------
 Net income                                  $12,827,000   $10,914,000
                                            ============  ============

 Net income per share:
   Basic                                            $.49          $.42
   Diluted                                          $.47          $.40

 Weighted average number of common
  shares outstanding:
   Basic                                      26,379,608    25,804,417
   Diluted                                    27,271,841    26,959,815

                                            Three Months Ended July 31,
                                            --------------------------
                                                2008          2007
                                            ------------  ------------
 Operating segment information: -
  Net sales:
   Flight Support Group                     $109,969,000  $100,488,000
   Electronic Technologies Group              37,676,000    32,677,000
   Intersegment sales                           (340,000)      (10,000)
                                            ------------  ------------
                                            $147,305,000  $133,155,000
                                            ============  ============

  Operating income:
   Flight Support Group                      $20,392,000   $17,802,000
   Electronic Technologies Group              10,783,000    10,243,000
   Other, primarily corporate                 (3,686,000)   (4,101,000)
                                            ------------  ------------
                                             $27,489,000   $23,944,000
                                            ============  ============

 HEICO CORPORATION
 Condensed Consolidated Statements of Operations (Unaudited)

                                          Nine Months Ended July 31,
                                          --------------------------
                                              2008          2007
                                          ------------  ------------
 Net sales                                $425,631,000  $368,054,000
 Cost of sales                             272,595,000   239,194,000
 Selling, general and
  administrative expenses                   75,958,000    66,693,000
                                          ------------  ------------
 Operating income                           77,078,000    62,167,000
 Interest expense                           (1,951,000)   (2,438,000)
 Interest and other (expense) income          (218,000)      228,000
                                          ------------  ------------
 Income before income taxes
  and minority interests                    74,909,000    59,957,000
 Income tax expense                         26,040,000    19,726,000
                                          ------------  ------------
 Income before minority interests           48,869,000    40,231,000
 Minority interests' share of income        14,008,000    11,989,000
                                          ------------  ------------
 Net income                                $34,861,000   $28,242,000(a)
                                          ============  ============

 Net income per share:
   Basic                                         $1.33         $1.10
   Diluted                                       $1.28         $1.05

 Weighted average number of common
  shares outstanding:
   Basic                                    26,280,211    25,620,418
   Diluted                                  27,242,251    26,871,310

                                          Nine Months Ended July 31,
                                          --------------------------
                                              2008          2007
                                          ------------  ------------
 Operating segment information: -
  Net sales:
   Flight Support Group                   $320,286,000  $280,959,000
   Electronic Technologies Group           105,697,000    87,111,000
   Intersegment sales                         (352,000)      (16,000)
                                          ------------  ------------
                                          $425,631,000  $368,054,000
                                          ============  ============

  Operating income:
   Flight Support Group                    $59,723,000   $50,094,000
   Electronic Technologies Group            27,731,000    23,383,000
   Other, primarily corporate              (10,376,000)  (11,310,000)
                                          ------------  ------------
                                           $77,078,000   $62,167,000
                                          ============  ============

 HEICO CORPORATION
 Footnotes to Condensed Consolidated Statements of Operations
 (Unaudited)

 (a) Fiscal 2007 net income reflects the benefit of a tax credit
     (net of related expenses) for qualified research and
     development activities recognized for the full fiscal 2006 year pursuant to the retroactive extension in December 2006 of
     Section 41, "Credit for Increasing Research Activities," of the
     Internal Revenue Code, which increased net income for the first nine months of fiscal 2007 by $535,000, or $.02 per diluted share.

 HEICO CORPORATION
 Condensed Consolidated Balance Sheets (Unaudited)

                                               July 31,    October 31,
                                                2008           2007
                                            ------------  ------------
 Cash and cash equivalents                    $6,565,000    $4,947,000
 Accounts receivable, net                     76,390,000    82,399,000
 Inventories, net                            129,952,000   115,770,000
 Prepaid expenses and other current assets    21,186,000    14,692,000
                                            ------------  ------------
   Total current assets                      234,093,000   217,808,000
 Property, plant and equipment, net           59,548,000    55,554,000
 Goodwill                                    318,380,000   310,502,000
 Other assets                                 53,648,000    47,438,000
                                            ------------  ------------
   Total assets                             $665,669,000  $631,302,000
                                            ============  ============

 Current maturities of long-term debt           $250,000    $2,187,000
 Other current liabilities                    72,173,000    85,151,000
                                            ------------  ------------
   Total current liabilities                  72,423,000    87,338,000
 Long-term debt, net of current maturities    42,512,000    53,765,000
 Deferred income taxes                        39,395,000    35,296,000
 Other non-current liabilities                21,293,000    10,364,000
                                            ------------  ------------
   Total liabilities                         175,623,000   186,763,000
 Minority interests in
  consolidated subsidiaries                   80,661,000    72,938,000
 Shareholders' equity                        409,385,000   371,601,000
                                            ------------  ------------
   Total liabilities and
    shareholders' equity                    $665,669,000  $631,302,000
                                            ============  ============

 HEICO CORPORATION
 Condensed Consolidated Statements of Cash Flows (Unaudited)

                                            Nine Months Ended July 31,
                                            --------------------------
                                                2008          2007
                                            ------------  ------------
 Operating Activities:
  Net income                                 $34,861,000   $28,242,000
  Depreciation and amortization               11,339,000     8,959,000
  Deferred income tax provision                2,179,000     3,188,000
  Minority interests' share of income         14,008,000    11,989,000
  Tax benefit from stock option exercises      6,281,000     6,880,000
  Excess tax benefit from stock
   option exercises                           (4,347,000)   (5,267,000)
  Stock option compensation expense              138,000       542,000
  Decrease (increase) in accounts receivable   7,867,000    (9,472,000)
  Increase in inventories                    (13,062,000)  (13,132,000)
  (Decrease) increase in current liabilities  (2,124,000)    5,866,000
  Other                                         (514,000)     (531,000)
                                            ------------  ------------
   Net cash provided by operating activities  56,626,000    37,264,000
                                            ------------  ------------

 Investing Activities:
  Acquisitions and related costs,
   net of cash acquired                      (28,747,000)  (14,875,000)
  Capital expenditures                       (10,121,000)   (9,465,000)
  Other                                          133,000       135,000
                                            ------------  ------------
   Net cash used in investing activities     (38,735,000)  (24,205,000)
                                            ------------  ------------

 Financing Activities:
  Payments on revolving credit facility, net (11,000,000)  (14,000,000)
  Payment of industrial development
   revenue bonds                              (1,980,000)           --
  Distributions to minority interest owners   (5,902,000)   (4,165,000)
  Cash dividends paid                         (2,631,000)   (2,056,000)
  Excess tax benefit from stock
   option exercises                            4,347,000     5,267,000
  Proceeds from stock option exercises         2,157,000     2,615,000
  Other                                       (1,087,000)      (39,000)
                                            ------------  ------------
   Net cash used in financing activities     (16,096,000)  (12,378,000)
                                            ------------  ------------

 Effect of exchange rate changes on cash        (177,000)       28,000
                                            ------------  ------------

 Net increase in cash and cash equivalents     1,618,000       709,000
 Cash and cash equivalents
  at beginning of year                         4,947,000     4,999,000
                                            ------------  ------------
 Cash and cash equivalents at end of period   $6,565,000    $5,708,000
                                            ============  ============

CONTACT: HEICO Corporation
         Thomas S. Irwin
           (954) 987-4000 ext. 7560
         Victor H. Mendelson
           (305) 374-1745 ext. 7590